EXHIBIT 99.1

RISK FACTORS

Investing in the Common Stock and other securities of Splash Beverage Group, Inc. (the “Company,” “we, “our” or “us”) involves a high degree of risk. Investors should carefully consider the following Risk Factors before deciding whether to invest in the Company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

Risks Related to our Business

Our strategic initiatives including acquisitions and divestitures may not be successful and may divert our management’s attention away from operations and could create general customer uncertainty.

We have begun to explore strategic alternatives to our beverage business. Our growth strategy is based in part on growth through strategic initiatives including both acquisitions and divestitures of brands and assets, which poses a number of risks. We may not be successful in identifying appropriate acquisition candidates, achieving targeted values as part of a disposition, consummating an acquisition or divestiture on satisfactory terms, integrating any newly acquired or expanded business with our current operations, or separating a divested business or commingled operation effectively. We may issue additional equity, incur long-term or short-term indebtedness, spend cash or use a combination of these for all or part of the consideration paid in future acquisitions or expansion of our operations, which may not be available to us on terms we find advantageous or acceptable, if at all. In addition, subject to any requirements in the agreements governing our outstanding indebtedness, we may have significant discretion in how we employ the consideration received in a divestiture and our management may not apply such consideration in a way that is ultimately accretive to our business.

The execution of our strategic initiatives will likely entail incurring goodwill assets or repositioning or similar actions that in turn require us to record impairments, restructuring and other charges. Any such charges would result in additional expense. We cannot guarantee that any future business acquisitions or divestitures will be pursued or that any acquisitions or divestitures that are pursued will be consummated.

Additionally, any acquisition or disposition (including the successful integration and separation of operations, products and personnel) may place a significant burden on our management and other internal resources. The diversion of management’s attention, and any difficulties encountered in such a process, could harm our business, financial condition, and operating results.

Failure to successfully integrate acquired assets or businesses, or if integrated, failure to further the Company’s business strategy, may result in the Company’s inability to realize any benefit from such acquisition or other adverse consequences.

In June 2025 we acquired the Water Assets in Costa Rica in exchange for 20,000 shares of a newly designated Series C Convertible Preferred Stock (“Series C”) having a stated value of $20 million. Unidentified liabilities or other issues may arise with respect to the Water Assets, which could expose us to litigation, unexpected costs, regulatory actions and other negative events that could materially harm our business and financial condition. Further, we intend for the Water Assets to be a critical part of our business plan moving forward, subject to accessing the necessary capital, and the Water Assets may not yield the benefits expected or desired for our business. In addition, we may face challenges and utilizing the Water Assets, particularly given their location in a foreign country relative to our operations in the U.S., and given that the Water Rights are not accounted for as a separate business and will therefore require the investment of resources to monetize and integrate into our other operations. For example, the assets’ location in Costa Rica require us to hire personnel and comply with laws in a foreign country, and to establish a production and distribution channel unique to this business which we do not currently have in place for our prior or legacy products, and we may be unable to effectively manage these efforts without incurring extensive costs or at all. These early activities will include site visits, planning and negotiating with bottlers. Further, the time needed to construct our own facility to extract water is estimated to take at least one year, if we are able to obtain the necessary capital we will need to rely on third parties for extraction, production, and distribution and pay additional expenses leading to reduced gross profit margins. In the meantime, we intend to use third parties to assist in extraction and distribution efforts, and we may be unable to negotiate favorable terms, maintain relationships or prevent uncontrollable events which may arise from our use of third parties, exposing us to risk. If we are unable to extract the water in sufficient quantities, comply with regulatory requirements or otherwise develop and meet demand for our water brands, we may be unable to launch operations from the Water Assets or generate material revenue therefrom in the near term or at all. Further, the long-term commercial success of this venture will depend on our ability to timely and in a cost-effective manner pursue and develop an infrastructure and network to extract and distribute water in high quantities and in compliance with applicable regulatory and commercial requirements. If we are unsuccessful in navigating these challenges with respect to the Water Rights, it could fail to result in benefits to our Company, and we could be materially adversely affected by any of the foregoing events.

In general, the consummation and integration of any acquired business, product or other assets into the Company may be complex and time-consuming and, if such businesses and assets are not successfully integrated, the Company may not achieve the anticipated benefits, cost-savings or growth opportunities. Furthermore, these acquisitions and other arrangements, even if successfully integrated, may fail to further the Company’s business strategy as anticipated, expose the Company to increased competition or other challenges with respect to the Company’s products or geographic markets, and expose the Company to additional liabilities associated with an acquired business, technology or other asset or arrangement. There are no guarantees that the Company will successfully consummate such acquisitions, and even if the Company consummates such acquisitions, the procurement of applications for licenses required to sell or distribute related products may never result in the grant of a license by any state or local governmental or regulatory agency and the transfer of any rights to licenses may never be approved by the applicable federal, state and/or local governmental or regulatory agency.

Demand for our products may be adversely affected by changes in consumer preferences or any inability on our part to innovate, market or distribute our products effectively, and any significant reduction in demand could adversely affect our business, financial condition or results of operations.

We aim to sell beverages comprised of a number of unique brands with reputations and consumer imagery that have been built over time. Our investments in marketing as well as our strong commitment to product quality are intended to have a favorable impact on brand image and consumer preferences. If we do not adequately anticipate and react to changing demographics, consumer and economic trends, health concerns and product preferences, our financial results could be adversely affected.

Additionally, failure to introduce new brands, products or product extensions into the marketplace as current ones mature and to meet the changing preferences of consumers could prevent us from gaining market share and achieving long-term profitability. Product lifecycles can vary, and consumer preferences and loyalties change over time. Although we try to anticipate these shifts and innovate new products to introduce to our consumers, we may not succeed. Consumer preferences also are affected by factors other than taste, such as health and nutrition considerations and obesity concerns, shifting consumer needs, changes in consumer lifestyles, increased consumer information and competitive product and pricing pressures. Sales of our products may be adversely affected by negative publicity associated with these issues. If we do not adequately anticipate or adjust to respond to these and other changes in consumer preferences, we may not be able to maintain and grow our brand image, and our sales may be adversely affected.

Volatility in the price or availability of the inputs we depend on, including raw materials, packaging, energy and labor, could adversely impact our financial results.

The principal raw materials we use include glass bottles, aluminum cans, polyethylene terephthalate, fiber-board, labels and cardboard cartons, flavorings and sweeteners. These component and ingredient costs are subject to fluctuation and environmental regulation. If there were to be substantial increases in the prices of these products, to the extent that they cannot be recouped through increases in the prices of finished beverage products, it would increase our operating costs. If our supply of these raw materials is impaired or if prices increase significantly due to tariffs or any other reason, it could affect the affordability of our products and reduce revenues.

If we are unable to secure sufficient ingredients or raw materials including glass, sugar, and other key supplies at acceptable prices, within a reasonable timeframe, at the locations needed or in general, we might not be able to satisfy demand on a short-term basis.

International trade developments, including U.S. trade tariffs and retaliatory tariffs, could adversely impact our business.

International trade developments, including heightened tariffs imposed by the United States under the Trump Administration on goods imported from various countries, and tariffs imposed by foreign countries in retaliation, could adversely impact our business. We and third parties on which we depend source various supplies used in our products from foreign countries, and tariffs and other international trade developments could therefore result in inflationary pressures that directly impact our costs for manufacturing and marketing products. These developments could also adversely impact global supply chains which could further increase costs for us and/or delay delivery of key inventories and supplies.

Significant new or increased tariffs, import and excise duties, or other taxes on or impacting beverage products, including raw and packaging materials, such as on imports from Mexico and Costa Rica and exports to countries in which we plan to sell our products such as the United Arab Emirates from which we source many of our supplies for our products, and any additional retaliatory tariffs imposed by those governments on products imported into the U.S., could have a material adverse effect on our business, liquidity, financial condition, and results of operations. These developments continue to pose a significant risk to our business as well as the U.S. and global economies, including by shifting consumer behaviors, inhibiting sales, increasing costs, causing further economic and supply chain disruptions and inflationary pressures, and reducing economic activity. For example, if the costs of our products increase, we and our collaborators may be forced to increase the prices at which such products are sold, which could in turn reduce demand for and sales of those products, thereby negatively impacting our operating results. Alternatively, the heightened production costs would also have a negative impact on operating results even absent a decline in sales.

The extent and duration of the tariffs and the resulting impact on our business and general economic conditions are uncertain and depend on various factors, including negotiations between the United States and affected countries, the outcome of the United States tariff litigation, the responses of other countries or regions, exemptions or exclusions that may be granted, availability and cost of alternative sources of supply, and demand for our products in affected markets. To the extent we need to locate new sources of raw materials and products as a result of tariffs, we may be unable to locate alternative sources on favorable terms or in the timeframes needed, and actions we may take to adapt to new tariffs or trade restrictions may force us to modify our operations or forgo business opportunities. Likewise, tariffs and import and export regulations could also limit the availability of our products, prompt consumers to seek alternative products, and provide an opportunity for competitors not subject to such tariffs to more effectively compete with us in markets where we conduct our business.

Our business, operations, financial position and timelines, could be materially adversely affected by government action and geopolitical conflicts.

As a result of the government action and geopolitical conflicts and related economic impacts or sanctions imposed or that may in the future be imposed by certain governments, our financial position and operations may be materially and adversely affected. Following President Trump’s inauguration in January 2025, certain trends and events have begun to unfold which appear to be affecting the global and United States capital markets and economies, including rising unemployment, the imposition of tariffs and the uncertainty surrounding tariff litigation, trade wars among nations and ongoing geopolitical conflicts, and volatility in the capital markets. The duration of these events and their impact are at best uncertain, and their continuation may result in negative consequences on the U.S. or global economies. The impact of United States tariff policies and could lead to renewed inflation as very recently inflation has begun to slowly increase. If inflation rises significantly as the result of the Federal Reserve decreases in interest rates in the near term, or tariffs imposed or threatened by President Trump are counteracted by retaliatory tariffs imposed by other countries or otherwise adversely impact the economy, the result could be tipping the U.S. economy into a recession. Ultimately the economy may turn into a recession with uncertain and potentially severe impacts upon the public capital markets and us. Among the potential consequences could be a substantial decline in stock prices including ours, a reduction in demand for securities of public companies (which may be more prevalent for smaller companies such as us) and more difficulty for us to raise capital we need and accessing capital on favorable terms or at all as a result. We cannot predict how this will affect our business, but the impact may be material and adverse.

As our ability to continue to operate will be dependent on raising debt and equity financing, any adverse impact to markets as a result of these developments, including due to increased market volatility, decreased availability in third-party financing and/or a deterioration in the terms on which it is available (if at all), could negatively impact our business, results of operations, cash flows, financial condition, and/or prospects. Further, our sale of water sourced from an aquifer in Costa Rica is in the early stages, with our purchase order derived from a company located in the United Arab Emirates. To the extent our water sales develop a focus in the Middle East or other areas impacted or threatened by geopolitical turmoil, it could have a material and adverse effect on our ability to develop and execute our business plan, generate material revenue and otherwise operate efficiently and in a cost-effective manner. The extent of any potential impact is not yet determinable, however.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is dependent upon awareness and market acceptance of our products and brands by our target markets. In addition, our business depends on acceptance by our independent distributors and retailers of our brands as beverage brands that have the potential to provide incremental sales growth. If we are not successful in the revitalization and growth of our brand and product offerings, or in maintaining and expanding upon the brands we offer, we may not achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. Any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

Our brands and brand images are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

Our success depends on our ability to develop brand images for our existing products and effectively build up brand images for new products and brand extensions. We cannot predict whether our advertising, marketing and promotional programs will have the desired impact on our products’ branding and on consumer preferences. In addition, negative public relations and product quality issues, whether real or imagined, could tarnish our reputation and images of the affected brands and could cause consumers to choose other products. Our brand images can also be adversely affected by unfavorable reports, studies and articles, litigation, or regulatory or other governmental action, whether involving our products or those of our competitors.

Competition from traditional and large, well-financed non-alcoholic and alcoholic beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by distributors, all of whom also distribute other beverage brands. Our products will compete with a broad range non-alcoholic and alcoholic beverages, many of which are marketed by companies with substantially greater financial and marketing resources than ours. Management believes that some of these competitors are placing severe pressure on independent distributors not to carry competitive brands offered by smaller enterprises such as ours. We will also compete with regional beverage producers and “private label” brands.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. All of the distributors, retailers and brokers we have used in the past sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their businesses. The success of this network will depend on the performance of the distributors, retailers and brokers of this network. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Further, these third parties could reduce or terminate their relationship with us for any reason without liability to us. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies, some of which may have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our results of operations could be adversely affected. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to establish and expand our distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brands and products in a particular distribution area;

●	our ability to price our products at levels competitive with those of competing products; and

●	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

These third-party service providers and business partners are also subject to similar risks as we are relating to cybersecurity, privacy violations, business interruption, and systems and employee failures, and are subject to legal, regulatory and market risks of their own. Our third-party service providers and business partners may not fulfill their respective commitments and responsibilities in a timely manner and in accordance with the agreed-upon terms. In addition, while we have procedures in place for selecting and managing our relationships with third-party service providers and other business partners, we do not have control over their business operations or governance and compliance systems, practices and procedures, which increases our financial, legal, reputational and operational risk. If we are unable to effectively manage our third-party relationships, or for any reason our third-party service providers or business partners fail to satisfactorily fulfill their commitments and responsibilities, our financial results could suffer.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Once we re-commence sales, we plan to use independent distributors who will not be required to place minimum monthly or annual orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and national partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could negatively affect us including by such distributors and national partners locating competitive brands to meet their demand.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

Once we re-commence sales, we will need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply will depend available cash and on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. Additionally, our maintenance of inventory as needed to meet demand is contingent upon our access to sufficient capital, and due to our limited liquidity we have in the past and expect to continue in the future to be unable to obtain sufficient inventory unless and until we can gain access to the necessary capital. These challenges and the related risks will be heightened by recent developments such as the imposition of tariffs and any impacts thereof on us, the prices of supplies we utilize and the products we sell, delays and supply chain disruptions, similar factors relating to our vendors, and consumers and their demand for products at varying price points and quantities. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

If we fail to maintain relationships with our independent contract manufacturers, our business could be harmed.

We do not manufacture tequila but have instead outsourced the manufacturing process to third-party bottlers and independent contract manufacturers (co-packers). We have not begun bottling water, and when we do begin bottling water it will be through third parties. We do not own the plants or the majority of the equipment required to manufacture and package these brands. Our ability to maintain effective relationships with contract manufacturers and other third parties for the production and delivery of our beverage products in a particular geographic distribution area is important to the success of our operations within each distribution area. Our agreements with third parties enable such parties to terminate our relationship within a relatively short period of time. We may not be able to maintain our relationships with contract manufacturers or establish satisfactory relationships with new or replacement contract manufacturers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with contract manufacturers for a distribution area could increase our manufacturing costs and thereby materially reduce gross profits from the sale of our products in that area. Poor relations with any of our contract manufacturers could adversely affect the amount and timing of product delivered to our distributors for resale, which would in turn adversely affect our revenues and financial condition. In addition, our agreements with our contract manufacturers are terminable at any time, and any such termination could disrupt our ability to deliver products to our customers.

Further, if third parties on which we depend to manufacture products increases their prices, we may not be able to secure alternative suppliers, and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, any failure by these third parties to perform satisfactorily or handle increased orders, or delays in shipping, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. We are also dependent upon such third parties continued liquidity and factors which affect such third parties ability to operate including:

●	adverse weather event and other acts of God;

●	labor uncertainties including the availability of employees;

●	environmental compliance;

●	foreign exchange exposure;

●	quality control;

●	political instability;

●	contract enforcement;

●	intellectual property protection; and

●	transportation disruptions.

In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business, financial condition or results of operations could be negatively impacted.

If we experience disruption within our supply chain, manufacturing or distribution channels, it could have an adverse effect on our business, financial condition and results of operations.

Once we re-commence sales, our ability, through our suppliers, business partners, manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics, labor strikes, geopolitical events or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

The volatility of energy prices and increased regulations may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in variable fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is difficult to predict what will happen in the fuel markets in the future. Due to the price sensitivity of our products, we may not always be able to pass such increases on to our customers.

We expect to rely upon our ongoing relationships with our key flavor suppliers. If we are unable to source our flavors on acceptable terms from our key suppliers, we could suffer disruptions in our business.

In the past, we have purchased our flavor concentrate from various flavor concentrate suppliers, and seek to continually develop other sources of flavor concentrate for certain of our products. Generally, flavor suppliers hold the proprietary rights to their flavor-specific ingredients. Although we have the exclusive rights to flavor concentrates developed with our current flavor concentrate suppliers, and while we have the rights to the ingredients for our products, we do not have the list of ingredients for our flavor extracts and concentrates, and in the event of a termination or failure to perform by these suppliers, we may be unable to obtain these exact flavors or concentrates from alternative suppliers on short notice. If we have to replace a flavor supplier, we could experience disruptions in our ability to deliver products to our customers, which could have a material adverse effect on our results of operations.

We are dependent on a distiller in Mexico to provide us with our finished tequila product. Failure to obtain satisfactory performance from them or a loss of their services could cause us to lose future sales, incur additional costs, and lose credibility in the marketplace.

The Company estimates that it requires a minimum of approximately $2 million of additional capital to begin pursuing its Chispo business strategy. If we can raise sufficient capital to pursue this business strategy, we will depend on a distiller in Jalisco, Mexico for the tequila certification, production, bottling, labeling, capping and packaging of our finished tequila product. We do not have a written agreement with our distiller in Mexico obligating it to produce our product. The termination of our relationship with our distiller in Mexico or an adverse change in the terms of its services could have a negative impact on our business. If our distiller in increases its prices, we may not have alternative sources of supply at comparable prices and may not be able to raise the prices of our products to cover all, or even a portion, of the increased costs. In addition, if our distiller in Mexico fails to perform satisfactorily, fails to handle increased orders, or we lose the services of our distiller in Mexico, along with delays in shipments of products, it could cause us to fail to meet orders, lose sales, incur additional costs, and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with our customers and consumers, ultimately leading to a decline in our business and results of operations.

If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, management turnover causes uncertainties and could harm our business.

Our success depends on our ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs. We are dependent on Robert Nistico, our Chief Executive Officer, and William Meissner our Chief Marketing Officer whose knowledge, experience and connections in the industry are critical to our operations and business plan. The loss of these individuals or any other key personnel would therefore have a material adverse effect on our business and ability to operate and compete effectively.

Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, management transition periods are often difficult as the new employees gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Management turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution.

Further, to the extent we experience additional management turnover, our operations, financial condition and employee morale could be negatively impacted. In addition, competition for top management is high and it may take months to find a candidate that meets our requirements. If we are unable to attract and retain qualified management personnel, our business could suffer.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark and trade secrets, as well as confidentiality procedures and contractual provisions to protect our intellectual property rights and interests in our operations, products and processes. Failure to protect or maintain our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property and related rights and interests could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets to be of considerable value and importance to our business and our success, and we actively pursue the registration of our trademarks in the United States and internationally. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights, particularly outside of the United States where intellectual property rights may not be fully enforceable. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated costs.

As part of the licensing strategy of our brands, we enter into licensing agreements under which we grant our licensing partners certain rights to use our trademarks and other designs. Although our agreements require that the use of our trademarks and designs is subject to our control and approval, any breach of these provisions, or any other action by any of our licensing partners that is harmful to our brands, goodwill and overall image, could have a material adverse impact on our business.

With the $20 million of stated value included in our Series C Convertible Preferred Stock, we expect to include substantial indefinite-lived intangible assets on our balance sheet at September 30, 2025, which could result in our incurring material future impairment expenses in the future.

On June 25, 2025, we acquired our Water Assets by issuing the seller shares of our Series C Convertible Preferred Stock. The Series C contains a stated value of $20 million. Under Generally Accepted Accounting Principles, we will be required to account for this issuance as of June 30, 2025 by including $20 million of non-current assets on our balance sheet. Annually we will be required to review this asset and make a judgment as to whether it is impaired. If we are required to impair part or all of the Water Assets in the future, it will be recorded as a non-cash charge to our results of operations. A large impairment charge could cause investors to sell our stock resulting in a decrease in our future prevailing market price.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

Because our business is subject to many regulations, noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, foreign, state and local health and other agencies. The regulations to which we are subject impose requirements on production, distribution, marketing, advertising and labelling of products. We are required to comply with these regulations and to maintain various permits and licenses. We will be required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell our products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and increase our losses.

Also, the distribution of beverage alcohol products is subject to extensive taxation (at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our revenues and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol.

If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, forced to recall products, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time-to-time, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Government regulations, any changes thereto and/or any failure by us to comply with these regulations, could adversely affect our business, financial condition and results of operations.

Our business and properties are subject to various federal, state and local laws and regulations, including those governing the production, packaging, quality, labeling and distribution of beverage products. In addition, various governmental agencies have enacted or are considering additional taxes on certain non-alcoholic beverages as well as alcoholic beverages. Further, we are subject to licensing and permitting requirements in the various jurisdictions in which we conduct business. Changes in existing laws or regulations or any failure by us to fully comply with these varying and evolving requirements could require us to incur material expenses and negatively affect our financial results, including through lower sales, higher costs negative publicity and other adverse consequences.

Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when, and to what extent, liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products, could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we may find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

In addition, the distribution of beverage alcohol products is subject to extensive taxation both in the United States and internationally (and, in the United States, at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol.

We will be exposed to product liability or other related liabilities which could have significant negative financial repercussions on our solvency.

Although we maintain general liability insurance and take certain other measures in an effort to reduce the risk of liabilities, these measures may not be sufficient for us to successfully avoid or limit product liability or other related liabilities. The Company has not generated any revenue since March 2025, and it does not currently carry product liability insurance. The Company intends to acquire product liability insurance prior to shipping any products, but may not have the capital to do so. The Company carries property insurance for its locations in Fort Lauderdale, FL and Sarasota, FL. Further, any contractual indemnification and insurance coverage we have in the future from parties supplying our products is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by these suppliers. Extensive product liability claims could be costly to defend and/or costly to resolve and could harm our reputation or business, and we may face uninsured or underinsured claims and liabilities due to the factors described above.

We could face issues including the risk of contamination of our products and/or counterfeit or confusingly similar products.

The success of our brands depends upon the positive image that consumers have of them. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the production processes, including third party manufacturers on which we rely and over which we lack control, could lead to low beverage quality, as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands and potentially serious damage to our reputation for product quality, as well as product liability claims. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations. For example, a key marketing feature of our Water Assets is the purity and health features of the water we have access to through extraction rights. Further, subject to receipt of the necessary funding, we intend to withdraw, bottle and distribute the water through the use of third party vendors over which we will have limited or no control outside of contractual rights. To the extent, due to our own actions or the actions of others, the water we sell becomes contaminated, it could materially adversely affect that line of business and brand, and our ability to generate material revenue and reputation could be materially adversely affected.

Contamination of any of our products could force us to destroy tequila or water held in inventory and could cause the need for a product recall, which could significantly damage our reputation for product quality.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of certain products. These types of requirements, if they become applicable to one or more of our products under current or future environmental or health laws or regulations, may inhibit sales of such products. For example, in California, a law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. This law recognizes no generally applicable quantitative thresholds below which a warning is not required. If a component found in one of our products is added to the list, or if the increasing sensitivity of detection methodology that may become available under this law and related regulations as they currently exist, or as they may be amended, results in the detection of an infinitesimal quantity of a listed substance in one of our beverages produced for sale in California, the resulting warning requirements or adverse publicity could affect our sales.

If we are subject to litigation, we may incur significant liabilities and litigation expenses.

We have been subject to and may in the future become party to litigation. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation that could result in civil, administrative or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Additionally, there has been public attention directed at the alcoholic beverage industry, which we believe is due to concern over problems related to harmful use of alcohol, including drinking and driving, underage drinking and health consequences from the misuse of alcohol. We could be exposed to lawsuits relating to product liability or marketing or sales practices with respect to our alcoholic products. Adverse developments in lawsuits concerning these types of matters or a significant decline in the social acceptability of beverage alcohol products that may result from lawsuits could have a material adverse effect on our business, financial condition and results of operations.

Our industry faces the possibility of litigation including class actions alleging that the continued excessive use or abuse of beverage alcohol has caused death or serious health problems or that we failed to adequately warn consumers of the risks of alcohol consumption. It is also possible that governments could assert that the use of alcohol has significantly increased government-funded healthcare costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

For example, lawsuits have been brought in a number of states alleging that alcoholic beverage manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants’ advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. While we have not been named in these lawsuits, we could be named in similar lawsuits in the future. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, if the plaintiffs in such actions were to prevail, our business could be harmed significantly.

We are subject to risks inherent in sales of products in international markets.

Our contemplated operations are outside of the United States; however, there can be no assurance that these products that we sell will be accepted or be successful in any particular foreign market, due to local or global competition, product price, cultural differences, and consumer preferences or otherwise. There are many factors that could adversely affect demand for our products in foreign markets, including our inability to attract and maintain key distributors in these markets; volatility in the economic growth of certain of these markets; changes in economic, political or social conditions, tariffs including retaliatory tariffs, the status and renegotiations of the North American Free Trade Agreement, imposition of new or increased labeling, product or production requirements, or other legal restrictions; restrictions on the import or export of our products or ingredients or substances used in our products; currency fluctuations, and increased costs of doing business due to compliance with complex foreign laws and regulations. If we are unable to effectively operate or manage the risks associated with operating in international markets, our business, financial condition or results of operations could be adversely affected.

Water scarcity and poor quality could negatively impact our costs and capacity.

Water is a main ingredient in our products, is vital to the production of the agricultural ingredients on which our business relies and is needed in our manufacturing process. It also is critical to the prosperity of the communities we serve. Water is a limited resource in many parts of the world, facing unprecedented challenges from overexploitation, increasing demand for food and other consumer and industrial products whose manufacturing processes require water, increasing pollution and emerging awareness of potential contaminants, poor management, lack of physical or financial access to water, sociopolitical tensions due to lack of public infrastructure in certain areas of the world and the effects of climate change. As the demand for water continues to increase around the world, and as water becomes scarcer and the quality of available water deteriorates, we may incur higher costs or face capacity constraints and the possibility of reputational damage, which could adversely affect our profitability or net operating revenues in the long run. While our acquisition of the Water Assets is expected to help us have access to a consistent source of high quality water, we may be unable to extract the water in quantities that meet our operational and production needs or which allows us to generate material revenue, and we may be forced to seek other sources of water that are more costly or lower quality, any of which could materially harm our business and reputation. If the quality, quantity, or access to our Water Asset is diminished, the Company will be unable to monetize the Water Asset according to its business plans, with may result in an impairment of the Water Asset’s value.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (“IT”) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

If we fail to comply with personal data protection and privacy laws, we could be subject to adverse publicity, government enforcement actions and/or private litigation, which could negatively affect our business and operating results.

In the ordinary course of our business when we generate sales, we receive, process, transmit and store information relating to identifiable individuals (“personal data”), primarily employees, former employees and consumers with whom we interact. For example, when we operated Qplash we collected and processed personal data concerning consumers who access and purchase products on the platform. As a result, we are subject to various U.S. federal and state and foreign laws and regulations relating to personal data. These laws have been subject to frequent changes, and new legislation in this area may be enacted in other jurisdictions at any time. These laws impose operational requirements for companies receiving or processing personal data, and many provide for significant penalties and fines for noncompliance. These requirements with respect to personal data have subjected and may continue in the future to subject the Company to, among other things, additional costs and expenses and have required and may in the future require costly changes to our business practices and information security systems, policies, procedures and practices. Our security controls over personal data, the training of employees and vendors on data privacy and data security, and the policies, procedures and practices we implemented or may implement in the future may not prevent the improper disclosure of personal data by us or the third-party service providers and vendors whose technology, systems and services we use in connection with the receipt, storage and transmission of personal data. Unauthorized access or improper disclosure of personal data in violation of personal data protection or privacy laws could harm our reputation, cause loss of consumer confidence, subject us to regulatory enforcement actions (including fines), and result in private litigation against us, which could result in loss of revenue, increased costs, liability for monetary damages, fines and/or criminal prosecution, all of which could negatively affect our business and operating results.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

In the past, our sales were seasonal, and we may experience seasonality if we resume generating revenue. Companies similar to ours have historically generated a greater percentage of their revenues during the warm weather months of April through September. The timing of customer purchases will vary each year and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

Material weaknesses in our internal control over financial reporting may cause us to fail to timely and accurately report our financial results or result in a material misstatement of our consolidated financial statements.

A material weakness exists over our financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. In our Form 10-Q for the six months ended June 30, 2025, we identified material weaknesses in the Company’s internal controls related to a limited segregation of duties due to our limited resources and insufficient accounting employees, resulting in a lack of controls to ensure maintenance of documentation supporting transactions recorded in the Company’s accounting records. Management has determined that this control deficiency constitutes a material weakness which could result in material misstatements of significant accounts and disclosures that could result in a material misstatement to our interim or annual financial statements that would not be prevented or detected. In addition, due to limited staffing, we are not always able to detect minor errors or omissions in reporting. While management has taken actions in an effort to remediate the material weakness, the material weakness over our financial reporting or the discovery of additional material weaknesses and their possible effect on our financial and operating results, could have material and adverse effect on our stock price and investor confidence.

Risks Relating to Our Financial Condition

Because we lack the capital to acquire inventory and market our products, we have generated no revenue since March 2025, making our ability to remain in operation more difficult, and there are substantial doubts as to our ability to continue as a going concern.

We filed our Form 10-Q for the three and six months ended June 30, 2025 reporting $0 revenue for the three months ended June 30, 2025 and $438,272 for the three months ended March 31, 2025. In fact, we have not generated any revenue since March 2025. In order to generate revenue, we require at least $2,000,000 of working capital in order to acquire inventory and re-commence minimal operations. This does not include our plans for our Costa Rica water assets acquired in June 2025 (the “Water Assets”) or Chispo tequila business plans which will require substantial additional capital. Specifically, management estimates needing approximately $6 million to achieve short term goals and approximately $22 million to achieve the Company’s goals for the next 12 months with respect to the Water Assets, which would include constructing a bottling facility at the location of the Water Assets in Costa Rica, and other aspects of its business plan. Our lack of cash resources has prevented us from carrying on our commercialization activities. In addition, our lack of working capital has prevented us from marketing our products. Further, even if we can access the necessary capital, the Company must determine whether and what extent to invest such capital into various aspects of our business, including recommencing sales of tequila products, operating the Qplash platform and developing an infrastructure and business around the extraction and sale of water through our recently acquired extraction rights in Costa Rica, and we may be unsuccessful in developing and executing a business plan in this regard. While we have made substantial improvements to our balance sheet earlier in 2025, unless we raise enough money to not only pay our ongoing general and administrative expenses but also market our products and purchase inventory, we will not be able to remain operational.

Our auditors have included an explanatory paragraph in their opinion regarding our ability to continue as a going concern. If we are unable to continue as a going concern, our stockholders will lose all or some of their investments.

Rose, Snyder & Jacobs LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2024, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2024, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. This has continued through the filing of our Form 10-Q for the three and six months ended June 30, 2025.

We have sustained recurring losses and we have had working capital and stockholders’ equity deficits. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financing or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for the next 12 months.

In order to continue and fund its operations, the Company will be required to obtain additional resources through sales and issuances of indebtedness or equity to successfully execute its business plans. No assurances can be given the Company will be successful in raising additional capital, if needed, or on acceptable terms. Sales of Common Stock or Common Stock equivalents would have the effect of diluting existing stockholders. The issuance of debt instruments and certain other securities generally are accompanied by restrictive covenants which would impose restrictions or limitations on our ability to operate or engage in or raise capital through subsequent transactions. If we are unable to raise the necessary capital on favorable terms, within the timeframes needed or at all, we could be forced to cease operations, and you could lose all or some of your investment.

We have experienced recurring losses from operations and negative cash flows from operating activities and anticipate that we will continue to incur significant operating losses before reaching profitability.

We have experienced recurring losses from operations and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our ongoing operations and generate operating losses for the foreseeable future. The size of our losses will depend, in part, on the rate of future expenditures, our ability to execute our business plan and our ability to generate revenues. We incurred a net loss of $23,756,551 million including non-cash items and an accumulated deficit of $155,832,277 including non-cash items for the year ended December 31, 2024. We had a net loss of $8,493,913 including non-cash items for the six months ended June 30, 2025.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If our products do not achieve sufficient market acceptance and we do not generate significant revenues, we may never become profitable. Even if we achieve profitability in the future, for which we can provide no assurance, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our Company could cause you to lose all or part of your investment.

Risks Related to our Securities and Other Risks

Although we are now in compliance with the continued listing requirements of the NYSE American, our failure to maintain continued compliance could result in the delisting of our Common Stock and adversely affect its future stock price.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2025, on July 28, 2025, the Company received two letters from the NYSE Regulation confirming that the Company has regained compliance with the continued listing standards of the NYSE American.

We are required to meet certain qualitative and financial tests to maintain the listing of our Common Stock on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders.

The Company had previously received notifications from the staff at NYSE American on October 6, 2023, December 20, 2023, and June 5, 2024, that it was not in compliance with Sections 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide.

The Company also received notifications from the NYSE American stating that it was not in compliance with Section 1007 of the NYSE American Company Guide due to its failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2025, which was due to be filed with the Securities and Exchange Commission no later than May 20, 2025 and its failure to timely file the Company’s Form 10-K for the year ended December 31, 2024 by the filing due date of April 15, 2025.

The first letter stated that the Company is back in compliance with all of the NYSE American continued listing standards set forth in Part 10 of the NYSE American Company Guide. Specifically, the Company resolved the previously identified deficiencies under Sections 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide referenced in the exchange’s letters dated October 6, 2023, December 20, 2023, and June 5, 2024. As a result, the “BC” indicator was removed and the Company was taken off the exchange’s list of noncompliant issuers as of the opening of trading on July 29, 2025. The Company will remain subject to NYSE Regulation’s normal continued listing monitoring going forward.

The second letter confirmed that the Company filed its previously delayed Form 10-K for the fiscal year ended December 31, 2024, and the Form 10-Q for the quarter ended March 31, 2025, on July 11, 2025. As a result, the Company has regained compliance with Section 1007 of the NYSE American Company Guide. The “LF” indicator on the Company’s NYSE pages was removed, and the Company was removed from the list of late filers maintained on the NYSE’s Listed Standards Filing Status page.

In addition, the shares of Common Stock issuable under outstanding convertible securities and the Purchase Agreement could result in downward price pressure on our Common Stock, which could cause our stock price to decrease below the $1.00 bid price minimum under NYSE listing standards. We would need to effect a reverse stock split prior to such an event to avoid a deficiency and automatic delisting procedures. For this purpose, we are seeking stockholder approval of a possible increase in our authorized Common Stock to enable the Board of Directors to effect a proportionate reverse split if needed to maintain compliance with NYSE’s minimum bid price requirements without reducing our authorized Common Stock.

If in the future we cease to comply with the listing standards of the NYSE, our Common Stock may be delisted which would adversely affect its future stock price and liquidity.

Future sales of Common Stock, or the perception of such future sales, by some of our existing stockholders could cause our stock price to decline.

The market price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the market or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares in the future at a time and at a price that we deem appropriate.

The Company intends to register the resale of initially up to 10,000,000 shares of Common Stock pursuant to an equity line of credit entered into on September 19, 2025. In addition, pursuant to Registration Rights Agreements entered into in connection with our sale of Series A-1 Convertible Redeemable Preferred Stock (“Series A-1”) and accompanying Warrants, Series B Convertible Redeemable Preferred Stock (“Series B”), as well as subsequent convertible promissory notes, we are obligated to register the resale of an additional up to 3,677,983 shares of Common Stock issuable to holders of those securities. See also the Risk Factor titled “We have issued multiple classes of preferred stock and other securities of the Company that will result in dilution to existing stockholders upon their conversion and exercise.”

In general, from time to time, certain of our stockholders may be eligible to sell all or some of their common shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. We cannot predict if and when selling stockholders may sell such shares in the public market.

We have issued multiple classes of preferred stock and other securities of the Company that will result in dilution to existing stockholders upon their conversion and exercise.

The issuance of Common Stock upon conversion of the our Series A-1, our Series B, and our Series C will result in immediate and substantial dilution to the interests of other stockholders. These series of preferred stock are convertible into a total of up to 17,393,787 shares of Common Stock, subject to beneficial ownership limitations and certain adjustments. Further, the Series A-1 and Series B each allow the holders to convert at a reduced conversion price equal to 80% of the average of the five trading day volume weighted average price calculated as of the date an applicable conversion notice, subject to a floor price of $1.25. Although conversions are subject to stockholder approval and thereafter holders may not receive shares of Common Stock exceeding 4.99% of our outstanding shares of Common Stock immediately after affecting such conversion, this restriction does not prevent holders from receiving shares up to the 4.99% limit, selling those shares, and then receiving the rest of the shares it is due, in one or more tranches, while still staying below the 4.99% limit. In addition, outstanding Warrants issued in connection with the sales of Series A-1 since June 2025 entitle the holders thereof to receive additional shares of Common Stock upon exercises thereof. If holders choose to do this, it will cause substantial dilution to the then holders of our Common Stock. Additionally, the continued sale of shares issuable upon successive conversions will likely create significant downward pressure on the price of our Common Stock as holders sells material amounts of our Common Stock over time and/or in a short period of time. This could place further downward pressure on the price of our Common Stock and in turn result in holders receiving an ever-increasing number of additional shares of Common Stock upon conversion of its securities, and adjustments thereof, which in turn will likely lead to further dilution, reductions in the exercise/conversion price of holders securities and even more downward pressure on our Common Stock, which could lead to our Common Stock becoming devalued or worthless.

The Company’s stockholders are voting on whether to approve the conversions and exercises of the Series A-1, Series B, Series C and Warrants at the Company’s Annual Meeting scheduled for October 31, 2025 and, if such conversions and exercises are approved, it would result in substantial dilution to investors in the offering. While the Company has yet to file a registration statement registering the resale of the shares of Common Stock underlying these securities, it has a contractual obligation to do so, and even if such a registration statement is not filed and declared effective, the holders will be eligible to use Rule 144 under the Securities Act subject to applicable holding periods. Conversions and exercises and/or sales of the underlying shares by the holders of these securities will dilute investments in the offering, and would likely have a negative effect on the Company’s stock price.

Further, these series of preferred stock contain dividend rights and liquidation preferences in favor of the holders thereof that may operate to limit or reduce the rights of holders of our Common Stock, including with respect to dividends or liquidation events that may occur in the future. For example, the dividend rights of the preferred stock would reduce the Company’s ability to declare dividends while the preferred stock is outstanding. Further, the senior ranking in liquidation preference for the preferred stockholders would operate to reduce or eliminate any amounts which may otherwise have been available to Common Stockholders upon a dissolution or winding up of the Company. These terms could have a material adverse effect on the holders of our Common Stock.

Because the shares of Common Stock and Warrants are being issued in a private placement transaction, shares of Common Stock so issued or issuable under the Warrants will be restricted securities unless and until they may be resold by investors under an effective registration statement or pursuant to Rule 144.

Because the securities being sold to investors in the offering are being offered and sold pursuant to an exemption from the registration provisions of the Securities Act, such securities will be restricted securities. This means that the shares of Common Stock issued or issuable to investors cannot be resold by the investors until the registration statement pursuant to the Registration Rights Agreement has been filed and declared effective, or the conditions of Rule 144 under the Securities Act are satisfied. Investors will therefore be subject to the risks associated with an inability to sell or transfer shares unless and until one of these conditions has been met, which risk exacerbates the risks described elsewhere herein regarding the potential for stock price decline, dilution and other negative impacts on your investment.

The market price of our Common Stock has been volatile and may continue to be volatile.

The market price and trading volume of our Common Stock has been volatile in recent periods, and it may continue to be volatile. For example, thus far in 2025, our Common Stock has traded as low as $1.21 and as high as $13.60 per share. We cannot predict the price at which our Common Stock will trade in the future, and the price of our Common Stock may decline. The price at which our Common Stock trades may fluctuate significantly and may be influenced by many factors, including our financial results, developments generally affecting the coffee industry, general economic, industry and market conditions, the depth and liquidity of the market for our Common Stock, fluctuations in coffee prices, investor perceptions of our business, reports by industry analysts, negative announcements by our customers, competitors or suppliers regarding their own performances, and the impact of other “Risk Factors” discussed herein.

Because certain principal stockholders own a large percentage of our voting stock, other stockholders’ voting power may be limited.

As of October 2025, a relatively small number of stockholders own or controlled a substantial portion of our outstanding Common Stock. If those stockholders act together, they would have the ability to have a substantial influence on matters submitted to our stockholders for approval, including the election of directors, amendment to our Articles of Incorporation, approvals required by the Rules of the NYSE American and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, the ownership of such stockholders could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our Common Stock. These stockholders may make decisions that are adverse to your interests.

Our Common Stock could be further diluted as the result of the issuance of additional Common Stock, convertible securities, warrants or options.

We expect to need to issue additional shares of Common Stock and/or Common Stock equivalents in the near term in order to meet our capital requirements. Our issuance of additional Common Stock, convertible securities, options and warrants could affect the rights of our stockholders, result in a reduction in the overall percentage holdings of our stockholders, could put downward pressure on the market price of our Common Stock, could result in adjustments to conversion and exercise prices of outstanding notes and warrants, and could obligate us to issue additional Common Stock to certain of our stockholders.

Our Board of Directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 5,000,000 shares of “blank check” preferred stock, with par value $0.001 per share, with such designation rights and preferences as may be determined from time-to-time by the Board of Directors. Our Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Any such issuance would be subject to terms and conditions of any current offering that may disallow any such issuance.

We incur significant additional costs as a result of being a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

We incur increased costs associated with corporate governance requirements that are become applicable to us as a public company, including rules and regulations of the SEC, under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Customer Protection Act of 2010, and the Exchange Act, as well as the rules of the NYSE American. These rules and regulations significantly increase our accounting, legal and financial compliance costs and make some activities more time consuming, including due to increased training of our current employees, additional hiring of new employees, and increased assistance from consultants. These rules and regulations also make it more expensive for us to maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board or as executive officers. Furthermore, these rules and regulations increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, our management team must devote substantial attention to interacting with the investment community and complying with the increasingly complex laws pertaining to public companies, which may divert attention away from the day-to-day management of our business, including operational, research and development and sales and marketing activities. Increases in costs incurred or diversion of management’s attention as a result of becoming a publicly traded company may adversely affect our business, prospects, financial condition, results of operations, and cash flows.

We may use proceeds in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our securities being made to investors in the offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

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